EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of T.A.G. Acquisitions Ltd. (the “Company”), hereby certifies that:

The Annual Report on Form 10-K for the year ended December 31, 2015 of the Company (the “Report”), fully complies, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Chester Meisels
Chief Executive Officer

/s/ Etel Halpert
Chief Financial Officer

Date: April 11, 2016